UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2008

Park-Ohio Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-03134	34-1867219
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-947-2000

n/a
______________________________________________
Former name or former address, if changed since last report

Park-Ohio Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	333-43005	34-6520107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6065 Parkland Boulevard, Cleveland, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-947-2000

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 29, 2008, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Park-Ohio Industries, Inc. (the "Company"), a wholly-owned subsidiary of Park-Ohio Holdings Corp., approved the Supplemental Executive Retirement Plan (the "SERP") for Edward F. Crawford, the Company’s Chairman of the Board of Directors and Chief Executive Officer. The SERP provides for an annual supplemental retirement benefit equal to $375,000 (the "Supplemental Pension") upon Mr. Crawford’s termination of employment with the Company as defined in the SERP ("Termination of Employment"). The percentage of the Supplemental Pension payable to Mr. Crawford (the "Vested Accrued Pension") depends upon when Mr. Crawford experiences a Termination of Employment and if it is in connection with a change in control (as defined in the SERP).

If Mr. Crawford experiences a Termination of Employment, the Vested Accrued Pension will be an amount equal to a percentage of the Supplemental Pension that is equal to the ratio of (A) the sum of (i) his credited service with the Company prior to January 1, 2008 (up to a maximum of 13 such years), and (ii) his credited service on and after January 1, 2008 (up to a maximum of seven years) to (B) 20 years of credited service. In the event of a change in control before Mr. Crawford’s Termination of Employment, Mr. Crawford will receive 100% of the Supplemental Pension payable on the first day of the month following Mr. Crawford’s Termination of Employment.

In the event that Mr. Crawford dies while employed by the Company or before the first day of the month following Mr. Crawford’s Termination of Employment and is survived by his spouse, the SERP provides that Mr. Crawford’s surviving spouse is to receive an amount equal to 50% of Mr. Crawford’s Vested Accrued Pension payable annually for the life of Mr. Crawford’s surviving spouse.

Also on January 29, 2008, the Compensation Committee approved a Letter Agreement (the "Letter Agreement") with Mr. Crawford to provide him with a non-qualified defined contribution retirement benefit (the "Retirement Benefit"). The Company will credit $93,750 within 30 days after each March 31, June 30, September 30 and December 31 (each a "Contribution Date") that occurs during the seven-year period beginning on March 31, 2008 and ending on December 31, 2014 to an account on the books of the Company for Mr. Crawford, provided he is an employee of the Company on the applicable Contribution Date. Mr. Crawford will always be 100% vested in the Retirement Benefit, which will equal the total amount credited to his account as of his Termination of Employment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Park-Ohio Holdings Corp.

February 4, 2008	By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary

Park-Ohio Industries, Inc.

February 4, 2008	By:	/s/ Robert D. Vilsack

Name: Robert D. Vilsack
Title: Secretary